Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.
Exhibit 10.27

April 12, 2006

To:	Medtronic, Inc.
710 Medtronic Parkway
Minneapolis, Minnesota 55432
Attn: Treasurer
Telephone: (763) 505-2697
Facsimile: (763) 505-2700

With a copy to:

Attn: General Counsel
Facsimile: (763) 505-2980

From:	[_________________]
[_________________]
[_________________]
Attn: [_________________]
Telephone: [_________________]
Facsimile: [_________________]

Re:	Convertible Bond Hedge Transaction
(__________ Reference Number:________________)

Ladies and Gentlemen:

          The purpose of this communication (this “Confirmation”) is to set forth the terms and conditions of the above-referenced transaction entered into on the Trade Date specified below (the “Transaction”) between [________________] (“Dealer”) and Medtronic, Inc. (“Counterparty”). This communication constitutes a “Confirmation” as referred to in the ISDA Master Agreement specified below.

          1. This Confirmation is subject to, and incorporates, the definitions and provisions of the 2000 ISDA Definitions (including the Annex thereto) (the “2000 Definitions”) and the definitions and provisions of the 2002 ISDA Equity Derivatives Definitions (the “Equity Definitions”, and together with the 2000 Definitions, the “Definitions”), in each case as published by the International Swaps and Derivatives Association, Inc. (“ISDA”). In the event of any inconsistency between the 2000 Definitions and the Equity Definitions, the Equity Definitions will govern. Certain defined terms used herein have the meanings assigned to them in the Indenture to be dated as of April 18, 2006 between Counterparty and Wells Fargo Bank, N.A., as trustee (the “Indenture”) relating to the USD2,200,000,000 principal amount of 1.625% convertible debentures due April 15, 2013 (the “Convertible Debentures”). In the event of any inconsistency between the terms defined in the Indenture and this Confirmation, this Confirmation shall govern.

          Each party is hereby advised, and each such party acknowledges, that the other party has engaged in, or refrained from engaging in, substantial financial transactions and has taken other material actions in reliance upon the parties’ entry into the Transaction to which this Confirmation relates on the terms and conditions set forth below.

          This Confirmation evidences a complete and binding agreement between Dealer and Counterparty as to the terms of the Transaction to which this Confirmation relates. This Confirmation shall be subject to an agreement (the “Agreement”) in the form of the 2002 ISDA Master Agreement (the “ISDA Form”) as if Dealer and Counterparty had executed an agreement in such form (without any Schedule but with the elections set forth in this Confirmation). For the avoidance of doubt, the Transaction shall be the only transaction under the Agreement.

          All provisions contained in, or incorporated by reference to, the Agreement will govern this

Confirmation except as expressly modified herein. In the event of any inconsistency between this Confirmation and either the Definitions or the Agreement, this Confirmation shall govern.

          2. The Transaction constitutes a Share Option Transaction for purposes of the Equity Definitions. The terms of the particular Transaction to which this Confirmation relates are as follows:

General Terms:

Trade Date:	April 12, 2006

Effective Date:	April 18, 2006

Option Style:	Modified American, as described under “Procedures for Exercise” below.

Option Type:	Call

Seller:	Dealer

Buyer:	Counterparty

Shares:	The Common Stock of Counterparty, par value USD 0.10 per share (Ticker Symbol: “MDT”).

Number of Options:

The number of Convertible Debentures in denominations of USD1,000 principal amount issued by Counterparty on the closing date for the initial issuance of the Convertible Debentures; provided that the Number of Options shall be automatically increased as of the date of exercise by Banc of America Securities LLC and Morgan Stanley & Co. Incorporated, as representatives of the Initial Purchasers (as defined in the Purchase Agreement), of their option pursuant to Section 4 of the Purchase Agreement dated as of April 12, 2006 between Counterparty and Banc of America Securities LLC and Morgan Stanley & Co. Incorporated as representatives of the Initial Purchasers thereto (the “Purchase Agreement”) by the number of Convertible Debentures in denominations of USD1,000 principal amount issued pursuant to such exercise (such Convertible Debentures, the “Additional Convertible Debentures”). For the avoidance of doubt, the Number of Options outstanding shall be reduced by each exercise of Options hereunder.

Option Entitlement:

As of any date, a number of Shares per Option equal to the Conversion Rate (as defined in the Indenture, but without regard to any adjustments to the Conversion Rate pursuant to Section 10.13 of the Indenture).

Strike Price:	As of any date, an amount in USD, rounded to the nearest cent (with 0.5 cents being rounded upwards), equal to USD1,000 divided by the Option Entitlement.

Applicable Percentage:	[____]%

Number of Shares:	The product of the Number of Options, the Option

Entitlement and the Applicable Percentage.

Premium:

USD [__________] (Premium per Option USD [___________]); provided that if the Number of Options is increased pursuant to the proviso to the definition of “Number of Options” above, an additional Premium equal to the product of the number of Options by which the Number of Options is so increased and the Premium per Option shall be paid on the Additional Premium Payment Date.

Premium Payment Date:	The Effective Date

Additional Premium Payment Date:	The closing date for the purchase and sale of the Additional Convertible Debentures.

Exchange:	New York Stock Exchange

Related Exchange:	All Exchanges

Procedures for Exercise:

Potential Exercise Dates:	Each Conversion Date.

Conversion Date:

Each “Conversion Date”, as defined in the Indenture, of Convertible Debentures with respect to which Counterparty does not make the direction described in Section 10.25 of the Indenture (such Convertible Debentures, the “Relevant Convertible Debentures” for such Conversion Date).

Required Exercise on
Conversion Dates:

On each Conversion Date for Relevant Convertible Debentures, a number of Options equal to the number of Relevant Convertible Debentures in denominations of USD1,000 principal amount submitted for conversion on such Conversion Date in accordance with the terms of the Indenture shall be automatically exercised, subject to “Notice of Exercise” below.

Expiration Date:	April 15, 2013

Multiple Exercise:	Applicable, as provided above under “Required Exercise on Conversion Dates”.

Minimum Number of Options:	Zero

Maximum Number of Options:	Number of Options

Integral Multiple:	Not Applicable

Automatic Exercise:	As provided above under “Required Exercise on Conversion Dates”.

Notice of Exercise:

Notwithstanding anything to the contrary in the Equity Definitions, in order to exercise any Options, Counterparty must notify Dealer in writing prior to 5:00 PM, New York City time, on the Exchange Business Day prior to the first Exchange Business Day of the “Conversion Reference Period”, as defined in the Indenture, relating to the Relevant Convertible Debentures converted on the Conversion Date relating to the relevant Exercise Date (the “Notice Deadline”) of (i) the number of Options being exercised on such Exercise Date, (ii) the scheduled settlement date under the Indenture for the Relevant Convertible Debentures converted on the Conversion Date corresponding to such Exercise Date and (iii) the applicable Cash Percentage (as defined in the Indenture); provided that, notwithstanding the foregoing, such notice (and the related exercise of Options) shall be effective if given after the Notice Deadline but prior to 5:00 PM New York City time, on the fifth Exchange Business Day of such “Conversion Reference Period”, in which event the Calculation Agent shall have the right to adjust the Delivery Obligation as appropriate to reflect the additional costs (including, but not limited to, hedging mismatches and market losses) and expenses incurred by Dealer in connection with its hedging activities (including the unwinding of any hedge position) as a result of Dealer not having received such notice prior to the Notice Deadline.

Dealer’s Telephone Number and Telex and/or Facsimile Number and Contact Details for purpose of Giving Notice:	To:	[__________________]
[__________________]
[__________________]

	Attn:	[__________________]
[__________________]
	Telephone:	[__________________]
	Facsimile:	[__________________]

With a copy to:

	Attn:	[__________________]
[__________________]
	Telephone:	[__________________]
	Facsimile:	[__________________]

Settlement Terms:

Settlement Date:

In respect of an Exercise Date occurring on a Conversion Date, the settlement date for the Shares or cash to be delivered under the Relevant Convertible Debentures under the terms of the Indenture; provided that the Settlement Date will not be prior to the later of (i) the date one Settlement Cycle following the final day of the “Conversion Reference Period”, as defined in the Indenture, or (ii) the Exchange Business Day immediately following the date on which Counterparty gives notice to Dealer of such Settlement Date prior to 5:00 PM, New York City time.

Delivery Obligation:	In lieu of the obligations set forth in Sections 8.1 and 9.1 of the Equity Definitions, and subject to “Notice of Exercise” above, in respect of an Exercise Date occurring on a Conversion Date, Dealer will deliver to Counterparty, on the related Settlement Date, the product of the Applicable Percentage and a number of Shares and/or amount of cash in USD equal to the aggregate number of Shares or amount of cash, as the case may be, that Counterparty is obligated to deliver to the holder(s) of the Relevant Convertible Debentures converted on such Conversion Date pursuant to Section 10.01(b) of the Indenture (the “Convertible Obligation”); provided that such obligation shall be determined excluding any Shares or cash that Counterparty is obligated to deliver to holder(s) of the Relevant Convertible Debentures as a result of any adjustments to the Conversion Rate pursuant to Section 10.13 of the Indenture. For the avoidance of doubt, if the “Conversion Value”, as defined in the Indenture, is less than or equal to USD1,000, Dealer will have no delivery obligation hereunder.

Notice of Delivery Obligation:

No later than the Exchange Business Day immediately following the last day of the “Conversion Reference Period”, as defined in the Indenture, Counterparty shall give Dealer notice of the final number of shares and/or the amount of cash comprising the Convertible Obligation (it being understood, for the avoidance of doubt, that the requirement of Counterparty to deliver such notice shall not limit Counterparty’s obligations with respect to Notice of Exercise, as set forth above, in any way).

Other Applicable Provisions:

To the extent Dealer is obligated to deliver Shares hereunder, the provisions of Sections 9.1(c), 9.8, 9.9, 9.10, 9.11 and 9.12 of the Equity Definitions will be applicable, except that all references in such provisions to “Physically-Settled” shall be read as references to “Net Share Settled”; and provided that the Representation and Agreement contained in Section 9.11 of the Equity Definitions shall be modified by excluding any representations therein relating to restrictions, obligations, limitations or requirements under applicable securities laws as a result of the fact that Buyer is the issuer of the Shares. “Net Share Settled” in relation to any Option means that Dealer is obligated to deliver Shares hereunder.

Restricted Certificated Shares:

Notwithstanding anything to the contrary in the Equity Definitions, Dealer may, in whole or in part, deliver Shares in certificated form representing the Number of Shares to be Delivered to Counterparty in lieu of delivery through the Clearance System.

Adjustments:

Method of Adjustment:	Notwithstanding Section 11.2 of the Equity Definitions, upon the occurrence of any event or condition set forth in Section 10.06, 10.07, 10.08 or 10.09 of the Indenture, the Calculation Agent shall make the corresponding adjustment in respect of any one or more of the Number of Options, the Option Entitlement and any other variable relevant to the exercise, settlement or payment of the Transaction, to the extent an analogous adjustment is made under the Indenture.

Extraordinary Events:

Merger Events:	Notwithstanding Section 12.1(b) of the Equity Definitions, a “Merger Event” means the occurrence of any event or condition set forth in Section 10.12 of the Indenture.

Tender Offer:	Applicable. Notwithstanding Section 12.1(d) of the Equity Definitions, a “Tender Offer” means the occurrence of any event or condition set forth in Section 10.10 of the Indenture.

Consequences of Merger Events and
Tender Offers:

Notwithstanding Sections 12.2 and 12.3 of the Equity Definitions, upon the occurrence of a Merger Event or Tender Offer, the Calculation Agent shall make the corresponding adjustment in respect of any adjustment under the Indenture to any one or more of the nature of the Shares, the Number of Options, the Option Entitlement and any other variable relevant to the exercise, settlement or payment for the Transaction, to the extent an analogous adjustment is made under the Indenture; provided that such adjustment shall be made without regard to any adjustment to the Conversion Rate for the issuance of additional shares as set forth in Section 10.13 of the Indenture; and provided further that the Calculation Agent may limit or alter any such adjustment referenced in this paragraph so that the fair value of the Transaction to the Dealer is not reduced as a result of such adjustment.

Nationalization, Insolvency
or Delisting:

Cancellation and Payment (Calculation Agent Determination); provided that in addition to the provisions of Section 12.6(a)(iii) of the Equity Definitions, it will also constitute a Delisting if the Exchange is located in the United States and the Shares are not immediately re-listed, re-traded or re-quoted on any of the New York Stock Exchange, the American Stock Exchange or the NASDAQ National Market System (or their respective successors); if the Shares are immediately re-listed, re-traded or re-quoted on any such exchange or quotation system, such exchange or quotation system shall thereafter be deemed to be the Exchange.

Additional Disruption Events:

(a) Change in Law:	Not Applicable

	(b)	Failure to Deliver:	Applicable

	(c)	Insolvency Filing:	Applicable

	(d)	Hedging Disruption:	Not Applicable

	(e)	Increased Cost of Hedging:	Not Applicable

Hedging Party:			For all applicable Additional Disruption Events, Dealer

Determining Party:			For all applicable Additional Disruption Events, Dealer

Non-Reliance:			Applicable

Agreements and Acknowledgments
Regarding Hedging Activities:			Applicable

Additional Acknowledgments:			Applicable

3. Calculation Agent:

Dealer. The Calculation Agent shall deliver, within five Exchange Business Days of a written request by either party, a written explanation of any calculation or adjustment made by it, and including, where applicable, the methodology and data applied.

4. Account Details:

Dealer Payment Instructions:

[______________]
		Bank Routing:	[______________]
		Account Name:	[______________]
		Account No. :	[______________]

Counterparty Payment Instructions:

To be provided by Counterparty.

5. Offices:

The Office of Dealer for the Transaction is:

[__________________]

The Office of Counterparty for the Transaction is:

Medtronic, Inc.
710 Medtronic Parkway
Minneapolis, Minnesota 55432

6. Notices: For purposes of this Confirmation:

(a)	Address for notices or communications to Counterparty:

		To:	Medtronic, Inc.
710 Medtronic Parkway
Minneapolis, Minnesota 55432
		Attn:	Treasurer
		Telephone:	(763) 505-2697
		Facsimile:	(763) 505-2700

With a copy to:

		Attn:	General Counsel

	Facsimile:	(763) 505-2980

(b)	Address for notices or communications to Dealer:

	To:	[__________________]
[__________________]
[__________________]
	Attn:	[__________________]
	Telephone:	[__________________]
	Facsimile:	[__________________]

With a copy to:

	Attn:	[__________________]
[__________________]
	Telephone:	[__________________]
	Facsimile:	[__________________]

7. Representations, Warranties and Agreements:

                    (a) In addition to the representations and warranties in the Agreement and those contained elsewhere herein, Counterparty represents and warrants to and for the benefit of, and agrees with, Dealer as follows:

                     (i) On the Trade Date, (A) none of Counterparty and its officers and directors is aware of any material nonpublic information regarding Counterparty or the Shares and (B) all reports and other documents filed by Counterparty with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”) when considered as a whole (with the more recent such reports and documents deemed to amend inconsistent statements contained in any earlier such reports and documents), do not contain any untrue statement of a material fact or any omission of a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances in which they were made, not misleading.

                     (ii) (A) On the Trade Date, the Shares or securities that are convertible into, or exchangeable or exercisable for Shares, are not, and shall not be, subject to a “restricted period,” as such term is defined in Regulation M under the Exchange Act (“Regulation M”) and (B) Counterparty shall not engage in any “distribution,” as such term is defined in Regulation M, other than a distribution meeting the requirements of the exceptions set forth in sections 101(b)(10) and 102(b)(7) of Regulation M, until the second Exchange Business Day immediately following the Trade Date.

                     (iii) On the Trade Date, neither Counterparty nor any “affiliate” or “affiliated purchaser” (each as defined in Rule 10b-18 of the Exchange Act (“Rule 10b-18”)) shall directly or indirectly (including, without limitation, by means of any cash-settled or other derivative instrument) purchase, offer to purchase, place any bid or limit order that would effect a purchase of, or commence any tender offer relating to, any Shares (or an equivalent interest, including a unit of beneficial interest in a trust or limited partnership or a depository share) or any security convertible into or exchangeable or exercisable for Shares, except through Dealer.

                     (iv) Without limiting the generality of Section 13.1 of the Equity Definitions, Counterparty acknowledges that Dealer is not making any representations or warranties with respect to the treatment of the Transaction under FASB Statements 149 or 150, EITF Issue No. 00-19 (or any successor issue statements) or under FASB’s Liabilities & Equity Project.

(v) Without limiting the generality of Section 3(a)(iii) of the Agreement, the Transaction will not violate Rule 13e-1 or Rule 13e-4 under the Exchange Act.

          (vi) Prior to the Trade Date, Counterparty shall deliver to Dealer a resolution of Counterparty’s board of directors authorizing the Transaction and such other certificate or certificates as Dealer shall reasonably request.

          (vii) Counterparty is not entering into this Confirmation to create actual or apparent trading activity in the Shares (or any security convertible into or exchangeable for Shares) or to raise or depress or otherwise manipulate the price of the Shares (or any security convertible into or exchangeable for Shares) or otherwise in violation of the Exchange Act.

          (viii) Counterparty is not, and after giving effect to the transactions contemplated hereby will not be, an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

          (ix) On the Trade Date (A) the assets of Counterparty at their fair valuation exceed the liabilities of Counterparty, including contingent liabilities, (B) the capital of Counterparty is adequate to conduct the business of Counterparty and (C) Counterparty has the ability to pay its debts and obligations as such debts mature and does not intend to, or does not believe that it will, incur debt beyond its ability to pay as such debts mature.

          (x) The representations and warranties of Counterparty set forth in Section 3 of the Agreement and Section 1 of the Purchase Agreement are true and correct and are hereby deemed to be repeated to Dealer as if set forth herein.

          (xi) Counterparty understands that no obligations of Dealer to it hereunder will be entitled to the benefit of deposit insurance and that such obligations will not be guaranteed by any affiliate of Dealer or any governmental agency.

          (b) Each of Dealer and Counterparty agrees and represents that it is an “eligible contract participant” as defined in Section 1a(12) of the U.S. Commodity Exchange Act, as amended.

          (c) Each of Dealer and Counterparty acknowledges that the offer and sale of the Transaction to it is intended to be exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”), by virtue of Section 4(2) thereof. Accordingly, Counterparty represents and warrants to Dealer that (i) it has the financial ability to bear the economic risk of its investment in the Transaction and is able to bear a total loss of its investment and its investments in and liabilities in respect of the Transaction, which it understands are not readily marketable, are not disproportionate to its net worth, and it is able to bear any loss in connection with the Transaction, including the loss of its entire investment in the Transaction, (ii) it is an “accredited investor” as that term is defined in Regulation D as promulgated under the Securities Act, (iii) it is entering into the Transaction for its own account and without a view to the distribution or resale thereof, (iv) the assignment, transfer or other disposition of the Transaction has not been and will not be registered under the Securities Act and is restricted under this Confirmation, the Securities Act and state securities laws, and (v) its financial condition is such that it has no need for liquidity with respect to its investment in the Transaction and no need to dispose of any portion thereof to satisfy any existing or contemplated undertaking or indebtedness and is capable of assessing the merits of and understanding (on its own behalf or through independent professional advice), and understands and accepts, the terms, conditions and risks of the Transaction.

          (d) Each of Dealer and Counterparty agrees and acknowledges (A) that this Confirmation is (i) a “securities contract,” as such term is defined in Section 741(7) of Title 11 of the United States Code (the “Bankruptcy Code”), with respect to which each payment and delivery hereunder is a “settlement payment,” as such term is defined in Section 741(8) of the Bankruptcy Code, and (ii) a “swap agreement,” as such term is defined in Section 101(53B) of the Bankruptcy Code, with respect to which each payment and delivery hereunder is a “transfer,” as such term is defined in Section 101(54) of the Bankruptcy Code, and (B) that Dealer is entitled to the protections afforded by, among other sections, Section 362(b)(6), 362(b)(17), 546(e), 546(g), 555 and 560 of the Bankruptcy Code.

          8. Other Provisions:

          (a) Right to Extend. Dealer may postpone any Potential Exercise Date or any other date of valuation or delivery by Dealer, with respect to some or all of the relevant Options (in which event the Calculation Agent shall make appropriate adjustments to the Delivery Obligation), if Dealer determines, in its reasonable discretion, that such extension is reasonably necessary to enable Dealer to effect purchases of Shares in connection with its hedging or settlement activity hereunder in a manner that would, if Dealer were Counterparty or an affiliated purchaser of Counterparty, be in compliance with applicable legal, regulatory or self-regulatory requirements, or with related policies and procedures applicable to Dealer.

          (b) Additional Termination Events. The occurrence of (i) an event of default with respect to Counterparty under the terms of the Convertible Debentures as set forth in Section 6.01 of the Indenture that results in an acceleration of the Convertible Debentures pursuant to the terms of the Indenture, (ii) an Amendment Event or (iii) a Repayment Event shall be an Additional Termination Event with respect to which the Transaction is the sole Affected Transaction and Counterparty is the sole Affected Party, and Dealer shall be the party entitled to designate an Early Termination Date pursuant to Section 6(b) of the Agreement; provided that in the case of a Repayment Event the Transaction shall be subject to termination only in respect of the number of Convertible Debentures that cease to be outstanding in connection with or as a result of such Repayment Event.

                    “Amendment Event” means that Counterparty amends, modifies, supplements or waives any term of the Indenture or the Convertible Debentures governing the principal amount, coupon, maturity, repurchase obligation of Counterparty, redemption right of Counterparty, any term relating to conversion of the Convertible Debentures (including changes to the conversion price, conversion settlement dates or conversion conditions), or any term that would require consent of the holders of not less than 100% of the principal amount of the Convertible Debentures to amend, in each case without the prior consent of Dealer, such consent not to be unreasonably withheld.

                    “Repayment Event” means that (A) any Convertible Debentures are repurchased (whether in connection with or as a result of a change of control, howsoever defined, or for any other reason) by Counterparty or any of its subsidiaries, (B) any Convertible Debentures are delivered to Counterparty in exchange for delivery of any property or assets of Counterparty or any of its subsidiaries (howsoever described), (C) any principal of any of the Convertible Debentures is repaid prior to the final maturity date of the Convertible Debentures (whether following acceleration of the Convertible Debentures or otherwise), or (D) any Convertible Debentures are exchanged by or for the benefit of the holders thereof for any other securities of Counterparty or any of its affiliates (or any other property, or any combination thereof) pursuant to any exchange offer or similar transaction; provided that, in the case of clause (B) and clause (D), conversions of the Convertible Debentures pursuant to the terms of the Indenture as in effect on the date hereof shall not be Repayment Events.

          (c) Alternative Calculations and Payment on Early Termination and on Certain Extraordinary Events. If, subject to Section 8(k) below, Dealer shall owe Counterparty any amount pursuant to Section 12.2 of the Equity Definitions and “Consequences of Merger Events” above, or Sections 12.3, 12.6, 12.7 or 12.9 of the Equity Definitions (except in the event of an Insolvency, a Nationalization, a Tender Offer or a Merger Event, in each case, in which the consideration or proceeds to be paid to holders of Shares consists solely of cash) or pursuant to Section 6(d)(ii) of the Agreement (except in the event of an Event of Default in which Counterparty is the Defaulting Party or a Termination Event in which Counterparty is the Affected Party, that resulted from an event or events within Counterparty’s control) (a “Payment Obligation”), Counterparty shall have the right, in its sole discretion, to require Dealer to satisfy any such Payment Obligation by the Share Termination Alternative (as defined below) by giving irrevocable telephonic notice to Dealer, confirmed in writing within one Scheduled Trading Day, between the hours of 9:00 A.M. and 4:00 P.M. New York City time on the Merger Date, Tender Offer Date, Announcement Date or Early Termination Date, as applicable (“Notice of Share Termination”). Upon such Notice of Share Termination, the following provisions shall apply on the Scheduled Trading Day immediately following the Merger Date, the Tender Offer Date, Announcement Date or Early Termination Date, as applicable:

Share Termination Alternative:

Applicable and means that Dealer shall deliver to Counterparty the Share Termination Delivery Property on the date on which the Payment Obligation would otherwise be due pursuant to Section 12.7 or 12.9 of the Equity Definitions or Section 6(d)(ii) of the Agreement, as applicable (the “Share Termination Payment Date”), in satisfaction of the Payment Obligation.

Share Termination Delivery Property:

A number of Share Termination Delivery Units, as calculated by the Calculation Agent, equal to the Payment Obligation divided by the Share Termination Unit Price. The Calculation Agent shall adjust the Share Termination Delivery Property by replacing any fractional portion of a security therein with an amount of cash equal to the value of such fractional security based on the values used to calculate the Share Termination Unit Price.

Share Termination Unit Price:

The value of property contained in one Share Termination Delivery Unit on the date such Share Termination Delivery Units are to be delivered as Share Termination Delivery Property, as determined by the Calculation Agent in its discretion by commercially reasonable means and notified by the Calculation Agent to Dealer at the time of notification of the Payment Obligation.

Share Termination Delivery Unit:

In the case of a Termination Event, Event of Default or Delisting, one Share or, in the case of an Insolvency, Nationalization, Merger Event or Tender Offer, a unit consisting of the number or amount of each type of property received by a holder of one Share (without consideration of any requirement to pay cash or other consideration in lieu of fractional amounts of any securities) in such Insolvency, Nationalization, Merger Event or Tender Offer. If such Insolvency, Nationalization, Merger Event or Tender Offer involves a choice of consideration to be received by holders, such holder shall be deemed to have elected to receive the maximum possible amount of cash.

Failure to Deliver:	Applicable

Other applicable provisions:

If Share Termination Alternative is applicable, the provisions of Sections 9.8, 9.9, 9.10, 9.11 and 9.12 of the Equity Definitions will be applicable, except that all references in such provisions to “Physically-Settled” shall be read as references to “settled by Share Termination Alternative” and all references to “Shares” shall be read as references to “Share Termination Delivery Units”; and provided that the Representation and Agreement contained in Section 9.11 of the Equity Definitions shall be modified by excluding any representations therein relating to restrictions, obligations, limitations or requirements under applicable securities laws as a result of the fact that Buyer is the issuer of any Share Termination Delivery Units (or any part thereof).

          (d) Disposition of Hedge Shares. Counterparty hereby agrees that if, in the good faith reasonable judgment of Dealer, the Shares (the “Hedge Shares”) acquired by Dealer for the purpose of hedging its obligations pursuant to the Transaction cannot be sold in the U.S. public market by Dealer without registration under the Securities Act, Counterparty shall, at its election: (i) in order to allow Dealer to sell the Hedge Shares in a registered offering, make available to Dealer an effective registration statement under the Securities Act to cover the resale of such Hedge Shares and (A) enter into an agreement, in form and substance satisfactory to Dealer, substantially in the form of an underwriting agreement for a registered offering, (B) provide accountant’s “comfort” letters in customary form for registered offerings of equity securities, (C) provide disclosure opinions of nationally recognized outside counsel to Counterparty reasonably acceptable to Dealer, (D) provide other customary opinions, certificates and closing documents customary in form for registered offerings of equity securities and (E) afford Dealer a reasonable opportunity to conduct a “due diligence” investigation with respect to Counterparty customary in scope for underwritten offerings of equity securities; provided, however, that if Dealer, in its sole reasonable discretion, is not satisfied with access to due diligence materials, the results of its due diligence investigation, or the procedures and documentation for the registered offering referred to above, then clause (ii) or clause (iii) of this Section 8(d) shall apply at the election of Counterparty; (ii) in order to allow

Dealer to sell the Hedge Shares in a private placement, enter into a private placement agreement substantially similar to private placement purchase agreements customary for private placements of equity securities, in form and substance satisfactory to Dealer, including customary representations, covenants, blue sky and other governmental filings and/or registrations, indemnities to Dealer, due diligence rights (for Dealer or any designated buyer of the Hedge Shares from Dealer), opinions and certificates and such other documentation as is customary for private placements agreements, all reasonably acceptable to Dealer (in which case, the Calculation Agent shall make any adjustments to the terms of the Transaction that are necessary, in its reasonable judgment, to compensate Dealer for any discount from the public market price of the Shares incurred on the sale of Hedge Shares in a private placement); or (iii) purchase the Hedge Shares from Dealer at the VWAP Price on such Exchange Business Days, and in the amounts, requested by Dealer. “VWAP Price” means, on any Exchange Business Day, the per Share volume-weighted average price as displayed under the heading “Bloomberg VWAP” on Bloomberg page MDT <equity> VAP (or any successor thereto) in respect of the period from 9:30 a.m. to 4:00 p.m. (New York City time) on such Exchange Business Day (or if such volume-weighted average price is unavailable, the market value of one Share on such Exchange Business Day, as determined by the Calculation Agent using a volume-weighted method).

          (e) Amendment to Equity Definitions and the Agreement. The following amendment shall be made to the Equity Definitions and to the Agreement: Section 12.6(a)(ii) of the Equity Definitions is hereby amended by (1) deleting from the fourth line thereof the word “or” after the word “official” and inserting a comma therefor, and (2) deleting the semi-colon at the end of subsection (B) thereof and inserting the following words therefor “or (C) at Dealer’s option, the occurrence of any of the events specified in Section 5(a)(vii) (1) through (9) of the ISDA Master Agreement with respect to that Issuer.”

          (f) Repurchase Notices. Counterparty shall, on any day on which Counterparty effects any repurchase of Shares, promptly give Dealer a written notice of such repurchase (a “Repurchase Notice”) on such day if, following such repurchase, the Notice Percentage as determined on such day is (i) greater than 6% and (ii) greater by 0.5% than the Notice Percentage included in the immediately preceding Repurchase Notice (or, in the case of the first such Repurchase Notice, greater than the Notice Percentage as of the date hereof). The “Notice Percentage” as of any day is the fraction, expressed as a percentage, the numerator of which is the Number of Shares and the denominator of which is the number of Shares outstanding on such day. In the event that Counterparty fails to provide Dealer with a Repurchase Notice on the day and in the manner specified in this Section 8(f) then Counterparty agrees to indemnify and hold harmless Dealer, its affiliates and their respective directors, officers, employees, agents and controlling persons (Dealer and each such person being an “Indemnified Party”) from and against any and all losses, claims, damages and liabilities (or actions in respect thereof), joint or several, to which such Indemnified Party may become subject under applicable securities laws, including without limitation, Section 16 of the Exchange Act, relating to or arising out of such failure. If for any reason the foregoing indemnification is unavailable to any Indemnified Party or insufficient to hold harmless any Indemnified Party, then Counterparty shall contribute, to the maximum extent permitted by law, to the amount paid or payable by the Indemnified Party as a result of such loss, claim, damage or liability. In addition, Counterparty will reimburse any Indemnified Party for all expenses (including reasonable counsel fees and expenses) as they are incurred (after notice to Counterparty) in connection with the investigation of, preparation for or defense or settlement of any pending or threatened claim or any action, suit or proceeding arising therefrom, whether or not such Indemnified Party is a party thereto and whether or not such claim, action, suit or proceeding is initiated or brought by or on behalf of Counterparty. This indemnity shall survive the completion of the Transaction contemplated by this Confirmation and any assignment and delegation of the Transaction made pursuant to this Confirmation or the Agreement shall inure to the benefit of any permitted assignee of Dealer.

          (g) Transfer and Assignment. Dealer may transfer or assign its rights and obligations hereunder and under the Agreement, in whole or in part, to any of its affiliates without the consent of Counterparty. If at any time at which the Equity Percentage exceeds 9.5%, Dealer, in its discretion, is unable to effect a transfer or assignment to a third party after its commercially reasonable efforts on pricing terms reasonably acceptable to Dealer such that the Equity Percentage is reduced to 9.5% or less, Dealer may designate any Scheduled Trading Day as an Early Termination Date with respect to a portion (the

“Terminated Portion”) of the Transaction, such that the Equity Percentage following such partial termination will be equal to or less than 9.5%. In the event that Dealer so designates an Early Termination Date with respect to a portion of the Transaction, a payment or delivery shall be made pursuant to Section 6 of the Agreement and Section 8(c) of this Confirmation as if (i) an Early Termination Date had been designated in respect of a Transaction having terms identical to the Terminated Portion of the Transaction, (ii) Counterparty shall be the sole Affected Party with respect to such partial termination and (iii) such portion of the Transaction shall be the only Terminated Transaction. The “Equity Percentage” as of any day is the fraction, expressed as a percentage, (A) the numerator of which is the Number of Shares and (B) the denominator of which is the number of Shares outstanding on such day. Counterparty may transfer or assign its rights and obligations hereunder and under the Agreement, in whole or in part, to any party with the consent of Dealer, such consent not to be unreasonably withheld.

          (h) Staggered Settlement. If the Staggered Settlement Equity Percentage as of any Exchange Business Day during the relevant “Conversion Reference Period”, as defined in the Indenture, is greater than 4.5%, Dealer may, by notice to Counterparty prior to any Settlement Date (a “Nominal Settlement Date”), elect to deliver the Shares on two or more dates (each, a “Staggered Settlement Date”) or at two or more times on the Nominal Settlement Date as follows:

          (i) in such notice, Dealer will specify to Counterparty the related Staggered Settlement Dates (each of which will be on or prior to such Nominal Settlement Date, but not prior to the beginning of such “Conversion Reference Period”) or delivery times and how it will allocate the Shares it is required to deliver under “Delivery Obligation” (above) among the Staggered Settlement Dates or delivery times; and

          (ii) the aggregate number of Shares that Dealer will deliver to Counterparty hereunder on all such Staggered Settlement Dates and delivery times will equal the number of Shares that Dealer would otherwise be required to deliver on such Nominal Settlement Date.

          The “Staggered Settlement Equity Percentage” as of any day is the fraction, expressed as a percentage, (A) the numerator of which is the sum of the number of Shares that Dealer or any of its affiliates beneficially own (within the meaning of Section 13 of the Exchange Act) on such day, other than any Shares so owned as a hedge of the Transaction, and the Number of Shares and (B) the denominator of which is the number of Shares outstanding on such day.

          (i) Disclosure. Effective from the date of commencement of discussions concerning the Transaction, Counterparty and each of its employees, representatives, or other agents may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of the Transaction and all materials of any kind (including opinions or other tax analyses) that are provided to Counterparty relating to such tax treatment and tax structure.

          (j) Designation by Dealer. Notwithstanding any other provision in this Confirmation to the contrary requiring or allowing Dealer to purchase, sell, receive or deliver any Shares or other securities to or from Counterparty, Dealer may designate any of its affiliates to purchase, sell, receive or deliver such shares or other securities and otherwise to perform Dealer obligations in respect of the Transaction and any such designee may assume such obligations. Dealer shall be discharged of its obligations to Counterparty to the extent of any such performance.

          (k) Netting and Set-off.

          (i) If on any date cash would otherwise be payable or Shares or other property would otherwise be deliverable hereunder or pursuant to the Agreement or pursuant to any other agreement between the parties by Counterparty to Dealer and cash would otherwise be payable or Shares or other property would otherwise be deliverable hereunder or pursuant to the Agreement or pursuant to any other agreement between the parties by Dealer to Counterparty and the type of property required to be paid or delivered by each such party on such date is the same, then, on such date, each such party’s obligation to make such payment or delivery will be automatically satisfied and discharged and, if the aggregate amount that would otherwise have been payable or deliverable by one such party exceeds the aggregate amount that would otherwise have been payable or deliverable by the other such party, replaced by an obligation of the party by whom the larger aggregate amount would have been payable or deliverable to pay or deliver to the other party the excess of the larger aggregate amount over the smaller aggregate amount.

          (ii) In addition to and without limiting any rights of set-off that a party hereto may have as a matter of law, pursuant to contract or otherwise, upon the occurrence of an Early Termination Date, Dealer shall have the right to terminate, liquidate and otherwise close out the Transaction and to set off any obligation or right that Dealer or any affiliate of Dealer may have to or against Counterparty hereunder or under the Agreement against any right or obligation Dealer or any of its affiliates may have against or to Counterparty, including without limitation any right to receive a payment or delivery pursuant to any provision of the Agreement or hereunder. In the case of a set-off of any obligation to release, deliver or pay assets against any right to receive assets of the same type, such obligation and right shall be set off in kind. In the case of a set-off of any obligation to release, deliver or pay assets against any right to receive assets of any other type, the value of each of such obligation and such right shall be determined by the Calculation Agent and the result of such set-off shall be that the net obligor shall pay or deliver to the other party an amount of cash or assets, at the net obligor’s option, with a value (determined, in the case of a delivery of assets, by the Calculation Agent) equal to that of the net obligation. In determining the value of any obligation to release or deliver Shares or any right to receive Shares, the value at any time of such obligation or right shall be determined by reference to the market value of the Shares at such time, as determined by the Calculation Agent. If an obligation or right is unascertained at the time of any such set-off, the Calculation Agent may in good faith estimate the amount or value of such obligation or right, in which case set-off will be effected in respect of that estimate, and the relevant party shall account to the other party at the time such obligation or right is ascertained.

          (iii) Notwithstanding any provision of the Agreement (including without limitation Section 6(f) thereof) and this Confirmation (including without limitation this Section 8(k)) or any other agreement between the parties to the contrary, (A) Counterparty shall not net or set off its obligations under the Transaction, if any, against its rights against Dealer under any other transaction or instrument; (B) Dealer may net and set off any rights of Dealer against Counterparty arising under the Transaction only against obligations of Dealer to Counterparty arising under any transaction or instrument if such transaction or instrument does not convey rights to Dealer senior to the claims of common stockholders in the event of Counterparty’s bankruptcy; and (C) in the event of Counterparty’s bankruptcy, Dealer waives any and all rights it may have to set-off in respect of the Transaction, whether arising under agreement, applicable law or otherwise. Dealer will give notice to Counterparty of any netting or set off effected under this provision.

          (l) Equity Rights. Dealer acknowledges and agrees that this Confirmation is not intended to convey to it rights with respect to the Transaction that are senior to the claims of common stockholders in the event of Counterparty’s bankruptcy. For the avoidance of doubt, the parties agree that the preceding sentence shall not apply at any time other than during Counterparty’s bankruptcy to any claim arising as a result of a breach by Counterparty of any of its obligations under this Confirmation or the Agreement.

          (m) Early Unwind. In the event the sale by Counterparty of the Convertible Debentures is not consummated with the initial purchasers pursuant to the Purchase Agreement for any reason by the close of business in New York on April 18, 2006 (or such later date as agreed upon by the parties, which in no event shall be later than April 27, 2006) (April 18, 2006 or such later date being the “Early Unwind Date”), the Transaction shall automatically terminate (the “Early Unwind”), on the Early Unwind Date and (i) the Transaction and all of the respective rights and obligations of Dealer and Counterparty thereunder shall be cancelled and terminated and (ii) Counterparty shall pay to Dealer, other than in cases involving a breach of the Purchase Agreement by the initial purchasers, an amount in cash equal to the aggregate amount of costs and expenses relating to the unwinding of Dealer's hedging activities in respect of the Transaction (including market losses incurred in reselling any Shares purchased by Dealer or its affiliates in connection with such hedging activities). Following such termination, cancellation and payment, each party shall be released and discharged by the other party from and agrees not to make any claim against the other party with respect to any obligations or liabilities of either party arising out of and to be performed in connection with the Transaction either prior to or after the Early Unwind Date. Dealer and Counterparty represent and acknowledge to the other that upon an Early Unwind and following the payment referred to above, all obligations with respect to the Transaction shall be deemed fully and finally discharged.

          (n) Waiver of Trial by Jury. EACH OF COUNTERPARTY AND DEALER HEREBY IRREVOCABLY WAIVES (ON ITS OWN BEHALF AND, TO THE EXTENT PERMITTED BY APPLICABLE LAW, ON BEHALF OF ITS STOCKHOLDERS) ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THE TRANSACTION OR THE ACTIONS OF DEALER OR ITS AFFILIATES IN THE NEGOTIATION, PERFORMANCE OR ENFORCEMENT HEREOF.

          (o) Governing Law. THIS CONFIRMATION SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK. THE PARTIES HERETO IRREVOCABLY SUBMIT TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK AND THE UNITED STATES COURT FOR THE SOUTHERN DISTRICT OF NEW YORK IN CONNECTION WITH ALL MATTERS RELATING HERETO AND WAIVE ANY OBJECTION TO THE LAYING OF VENUE IN, AND ANY CLAIM OF INCONVENIENT FORUM WITH RESPECT TO, THESE COURTS.

          Counterparty hereby agrees (a) to check this Confirmation carefully and immediately upon receipt so that errors or discrepancies can be promptly identified and rectified and (b) to confirm that the foregoing (in the exact form provided by Dealer) correctly sets forth the terms of the agreement between Dealer and Counterparty with respect to the Transaction, by manually signing this Confirmation or this page hereof as evidence of agreement to such terms and providing the other information requested herein and immediately returning an executed copy to Equity Derivatives Documentation Department, Facsimile No. (212) 428-1980/83.

Yours faithfully,

By:

Name:
Title:

Agreed and Accepted By:

MEDTRONIC, INC.
By:

Name:
Title:

Schedule to Exhibit 10.27

          On April 12, 2006, the Company entered into six convertible bond hedge transactions (the “Convertible Bond Hedge Transactions”). A confirmation was produced for each transaction. The confirmations are substantially identical to the form of hedge confirmation appearing herein as Exhibit 10.27 (the “Form of Hedge Confirmation”). However, the six actual confirmations differ from the Form of Hedge Confirmation as follows:

Issuer:	Deutsche Bank	Deutsche Bank	UBS AG	Merrill Lynch	Merrill Lynch	Goldman Sachs

On Page 1, the following names and addresses replace the blank that appears opposite the heading “From:”

Deutsche Bank
AG, London
Branch

Winchester house
1 Great Winchester St.
London EC2N
2DB

Telephone: +44
20 7545 8000

c/o Deutsche Bank AG,
New York
Branch
60 Wall Street
New York, NY
10005

Telephone: (212)
250-2500

Facsimile: (212)
797-9365

Deutsche Bank
AG, London
Branch

Winchester house
1 Great Winchester St.
London EC2N
2DB

Telephone: +44
20 7545 8000

c/o Deutsche Bank AG,
New York
Branch
60 Wall Street
New York, NY
10005

Telephone: (212)
250-2500

Facsimile: (212)
797-9365

			UBS AG, London Branch c/o UBS Securities LLC 299 Park Avenue New York, NY 10171 Attn: Adam Frieman Telephone: (212) 821-2100 Facsimile: (212) 821-4610	Merrill Lynch International Merrill Lynch Financial Center 2 King Edward Street London EC1A 1HQ Attn: Manager, Fixed Income Settlements Telephone: +44 207 995 3769 Facsimile: +44 207 995 2004	Merrill Lynch International Merrill Lynch Financial Center 2 King Edward Street London EC1A 1HQ Attn: Manager, Fixed Income Settlements Telephone: +44 207 995 3769 Facsimile: +44 207 995 2004	Goldman, Sachs & Co. 85 Broad Street New York, NY 10004 Attn: Tracey McCabe Telephone: (212) 357-6076 Facsimile: (212) 428-3778

On Page 1, the following numbers replace the blank after the phrase “Reference or Transaction Number.”	(Internal Reference: 104927)	(Internal Reference: 104930)	(UBS Reference Number: 1806955)	(Transaction Reference Number: 0683242)	(Transaction Reference Number: 0683244)	(Transaction Reference Number: FDB1620971367)

On Page 1, in the first paragraph, the following names replace the blank before the word “Dealer.”	Deutsche Bank AG acting through its London branch (“Dealer”), with Deutsche Bank AG, New York Branch acting as its agent	Deutsche Bank AG acting through its London branch (“Dealer”), with Deutsche Bank AG, New York Branch acting as its agent,	UBS AG, London Branch (“Dealer”) represented by UBS Securities LLC (“Agent”) as its agent,	Merrill Lynch International (“Dealer”) represented by Merrill Lynch, Pierce, Fenner & Smith Incorporated (“Agent”) as its agent,	Merrill Lynch International (“Dealer”) represented by Merrill Lynch, Pierce, Fenner & Smith Incorporated (“Agent”) as its agent,	Goldman, Sachs & Co. (“Dealer”)

On Pages 1, the following paragraphs appear after the first paragraph of Section 1.

DEUTSCHE BANK AG IS NOT REGISTERED AS A BROKER DEALER UNDER THE U.S. SECURITIES EXCHANGE ACT OF 1934, AS AMENDED. DEUTSCHE BANK AG, NEW YORK BRANCH HAS ACTED SOLELY AS AGENT IN CONNECTION WITH THE TRANSACTION AND HAS NO OBLIGATION, BY WAY OF ISSUANCE, ENDORSEMENT, GUARANTEE OR OTHERWISE WITH RESPECT

DEUTSCHE BANK AG IS NOT REGISTERED AS A BROKER DEALER UNDER THE U.S. SECURITIES EXCHANGE ACT OF 1934, AS AMENDED. DEUTSCHE BANK AG, NEW YORK BRANCH HAS ACTED SOLELY AS AGENT IN CONNECTION WITH THE TRANSACTION AND HAS NO OBLIGATION, BY WAY OF ISSUANCE, ENDORSEMENT, GUARANTEE OR OTHERWISE WITH RESPECT

			(none)	(none)	(none)	(none)

	TO THE PERFORMANCE OF EITHER PARTY UNDER THE TRANSACTION. DEUTSCHE BANK AG, LONDON BRANCH IS NOT A MEMBER OF THE SECURITIES INVESTOR PROTECTION CORPORATION (SIPC).	TO THE PERFORMANCE OF EITHER PARTY UNDER THE TRANSACTION. DEUTSCHE BANK AG, LONDON BRANCH IS NOT A MEMBER OF THE SECURITIES INVESTOR PROTECTION CORPORATION (SIPC).

On Page 2 and Page 3, in Section 2, the following amounts replace the blank that appears opposite the heading “Applicable Percentage.”	[**]%	[**]%	[**]%	[**]%	[**]%	[**]%

On Page 3, in Section 2, the following amounts replace the blank that appears opposite the heading “Premium.”	USD[**]	USD[**]	USD[**]	USD[**]	USD[**]	USD[**]

On Page 3, in Section 2, the following amounts replace the blank that appears opposite the heading “Premium per Option.”	USD[**]	USD[**]	USD[**]	USD[**]	USD[**]	USD[**]

On Page 3, in Section 2, in the paragraph entitled “Procedures for Exercise,” the following dates appear opposite the heading	April 15, 2011	April 15, 2013	April 15, 2011	April 15, 2011	April 15, 2013	April 15, 2013

“Expiration Date:”

On Page 4, in Section 2, in the paragraph entitled “Procedures for Exercise,” the following addresses replace the blank that appears opposite the heading “Dealer’s Telephone Number and Telex and/or Facsimile Number and Contact Details for purpose of Giving Notice.”

To: Deutsche Bank AG
London

c/o Deutsche
Bank AG,
New York Branch
60 Wall Street
New York, NY
10005

Attn: Stanley
Rowe or Lee
Frankenfield

Telephone: (212)
250-4942 or (212)
250-4980

Facsimile: (212)
797-9365

To: Deutsche
Bank AG
London

c/o Deutsche
Bank AG,
New York Branch
60 Wall Street
New York, NY
10005

Attn: Stanley
Rowe or Lee
Frankenfield

Telephone: (212)
250-4942 or (212)
250-4980

Facsimile: (212)
797-9365

			To: UBS AG, London Branch c/o UBS Securities LLC 299 Park Avenue New York, NY 10171 Attn: Adam Frieman Telephone: (212) 821-2100 Facsimile: (212) 821-4610	To: Merrill Lynch International Merrill Lynch Financial Center 2 King Edward Street London EC1A 1HQ Attn: Manager, Fixed Income Settlements Telephone: 44 207 995 3769 Facsimile: 44 207 995 2004	To: Merrill Lynch International Merrill Lynch Financial Center 2 King Edward Street London EC1A 1HQ Attn: Manager, Fixed Income Settlements Telephone: + 44 207 995 3769 Facsimile: +44 207 995 2004

To: Goldman
Sachs & Co.

One New York
Plaza
New York, NY
10004
Attn: Equity
Operations:
Options and
Derivatives

Telephone: (212)
902-8996

Facsimile: (212)
902-0112

With a copy to:

Attn: Tracey
McCabe
Equity Capital
Markets

Telephone: (212)
357-0428

Facsimile: (212)
902-3000

On Page 7, in Section 4, entitled “Account Details,” the following information replaces the blank therein.	Dealer Payment Instructions for Deutsche Bank AG, New York Branch acting as agent are as follows:	Dealer Payment Instructions for Deutsche Bank AG, New York Branch acting as agent are as follows:	Dealer Payment Instructions: UBS AG Stamford SWIFT: UBSWUS33XXX	Dealer Payment Instructions: Chase Manhattan Bank, New York Bank Routing: 021-000-021	Dealer Payment Instructions: Chase Manhattan Bank, New York Bank Routing: 021- 000-021	Dealer Payment Instructions: Chase Manhattan Bank New York Bank Routing: 021-

	Bank of New York Bank Routing: 021-000-018 Account Name: DBO Account No. : [**]	Bank of New York Bank Routing: 021-000-018 Account Name: DBO Account No. : [**]	Bank Routing: 026-007-993 Account Name: UBS AG, London Branch Account No. : [**]	Account Name: ML Equity Derivatives Account No. : [**]	Account Name: ML Equity Derivatives Account No. : [**]	000021 Account Name: Goldman, Sachs & Co. Account No. : [**]

On Page 7, in Section 5, entitled “Offices,” the following addresses replace the blank below the heading “The Officer of the Dealer for the Transaction is:”	The Office of Dealer for the Transaction is: Deutsche Bank AG, London Branch 1 Great Winchester St. Winchester house London EC2N 2DB	The Office of Dealer for the Transaction is: Deutsche Bank AG, London Branch 1 Great Winchester St. Winchester house London EC2N 2DB	The Office of Dealer for the Transaction is: UBS AG 100 Liverpool Street London EC2M 2RH United Kingdom Telephone: +44 207 568 0687 Facsimile: +44 207 568 9895/6	The Office of Dealer for the Transaction is: Merrill Lynch Financial Center 2 King Edward Street London EC1A 1HQ Telephone: 44 207 995 3769 Facsimile: 44 207 995 2004	The Office of Dealer for the Transaction is: Merrill Lynch Financial Center 2 King Edward Street London EC1A 1HQ Telephone: +44 207 995 3769 Facsimile: +44 207 995 2004	The Office of Dealer for the Transaction is: One New York Plaza, New York, New York 10004

On Page 8, in Section 6, entitled “Notices,” the following addresses replace the blank below the heading “(b) Address for notices or communications to Dealer:”	To: Deutsche Bank AG London c/o Deutsche Bank AG, New York Branch 60 Wall Street New York, NY 10005 Attn: Stanley Rowe or Lee Frankenfield	To: Deutsche Bank AG London c/o Deutsche Bank AG, New York Branch 60 Wall Street New York, NY 10005 Attn: Stanley Rowe or Lee Frankenfield	To: UBS AG, London Branch c/o UBS Securities LLC 299 Park Avenue New York, NY 10171 Attn: Adam Frieman Telephone: (212) 821-2100	To: Merrill Lynch International Merrill Lynch Financial Center 2 King Edward Street London EC1A 1HQ Attn: Manager, Fixed Income Settlements	To: Merrill Lynch International Merrill Lynch Financial Center 2 King Edward Street London EC1A 1HQ Attn: Manager, Fixed Income Settlements	To: Goldman, Sachs & Co. 85 Broad Street New York, NY 10004 Attn: Equity Operations: Options and Derivatives Telephone: (212) 902-8996

Telephone: (212) 250-4942 or (212) 250-4980 Facsimile: (212) 797-9365	Telephone: (212) 250-4942 or (212) 250-4980 Facsimile: (212) 797-9365

Facsimile: (212)
821-4610

With a copy to:

To: Equities Legal
Department

677 Washington
Boulevard
Stamford, CT
06901
Attn: David Kelly
and Gordon
Kiesling

Telephone: (203)
719-0268

Facsimile:(203)
719-5627

and:

To: Equities
Volatility Trading

677 Washington
Boulevard
Stamford, CT
06901
Attn: Namuk Cho
and Bennett
Lieberman

Telephone: (203)
719-7330

Facsimile: (203)

		Telephone: +44 207 995 3769 Facsimile: +44 207 995 2004	Telephone: +44 207 995 3769 Facsimile: +44 207 995 2004	Facsimile: (212) 902-0112 With a copy to: Attn: Tracey McCabe Equity Capital Markets Telephone: (212) 357-0428 Facsimile: (212) 902-3000

719-7910

On Page 15, in Section 8, entitled “Other Provisions,” the following paragraphs appear after the paragraph entitled “(o) Governing Law.”

           (p)
          Method of Delivery. Whenever delivery of funds or other assets is required hereunder by or to Counterparty, such delivery shall be effected through Deutsche Bank AG, New York Branch (“DBNY”). In addition, all notices, demands and communications of any kind relating to the Transaction between Dealer and Counterparty shall be transmitted exclusively through DBNY.

(p)
          Method of Delivery. Whenever delivery of funds or other assets is required hereunder by or to Counterparty, such delivery shall be effected through Deutsche Bank AG, New York Branch (“DBNY”). In addition, all notices, demands and communications of any kind relating to the Transaction between Dealer and Counterparty shall be transmitted exclusively through DBNY.

(p)
          Role of Agent. Each party agrees and acknowledges that Agent is acting as agent for both parties but does not guarantee the performance of either party and neither Dealer nor Counterparty shall contact the other with respect to any matter relating to the Transaction without the direct involvement of Agent; (ii) Agent is not a member of the Securities Investor Protection Corporation; (iii) Agent, Dealer and Counterparty each hereby acknowledges that any transactions by Dealer or Agent in the Shares will be undertaken by Dealer or Agent, as the case may, as principal for its own account; and (iv) all of the actions to be taken by Dealer and

		(Blank)	(Blank)	(Blank)

Agent in connection with the Transaction, including but not limited to any exercise of any rights with respect to the Options, shall be taken by Dealer or Agent independently and without any advance or subsequent consultation with Counterparty; and (iv) Agent is hereby authorized to act as agent for Counterparty only to the extent required to satisfy the requirements of Rule 15a-6 under the Exchange Act in respect of the Options described hereunder.

On Page 16 the following names replace the blank below the phrase “Yours faithfully.”	DEUTSCHE BANK AG LONDON and DEUTSCHE BANK AG NEW YORK as agent	DEUTSCHE BANK AG LONDON and DEUTSCHE BANK AG NEW YORK as agent	UBS AG, LONDON BRANCH and UBS SECURITIES LLC, as agent	MERRILL LYNCH INTERNATIONAL and MERRILL LYNCH, PIERCE, FENNER & SMITH	MERRILL LYNCH INTERNATIONAL and MERRILL LYNCH, PIERCE, FENNER & SMITH	GOLDMAN, SACHS & CO.
				INCORPORATED, as agent	INCORPORATED, as agent